UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 12, 2012

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Investment Community Meeting.

As previously announced, on December 12, 2012, Lennox International Inc. (the “Company”) will host an investment community meeting in New York City beginning at 9 a.m. Eastern time. The presentation will be webcast and the presentation materials are accessible on the Company’s website at www.lennoxinternational.com.

Financial Guidance.

On December 12, 2012, the Company also issued a press release announcing its financial guidance for 2013 and reiterating its financial guidance for the full year of 2012. A copy of this press release is attached here as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated December 12, 2012.*

*	The information contained or incorporated by reference in Item 7.01 and Exhibit 99.1 of this Current Report is being “furnished” with the Securities and Exchange Commission and shall not deemed to be “filed” under the Securities Exchange Act of 1934, as amended. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the Company hereby disclaims any obligation to update such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	/s/ James Markey
Name: James Markey
Title: Assistant Secretary

Date: December 12, 2012

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